                                                                  EXECUTION COPY


                              STANADYNE CORPORATION

                                 THIRD AMENDMENT
                               TO CREDIT AGREEMENT

            This THIRD AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT") is dated as of August 24, 2001 and entered into by and among STANADYNE CORPORATION (formerly known as STANADYNE AUTOMOTIVE CORP.), a Delaware corporation ("COMPANY"), the financial institutions listed on the signature pages hereof ("LENDERS"), BANK ONE, NA (formerly known as THE FIRST NATIONAL BANK OF CHICAGO), as Administrative Agent for Lenders, CREDIT SUISSE FIRST BOSTON (formerly known as DLJ CAPITAL FUNDING, INC.), as Syndication Agent for Lenders, and, for purposes of Section 5 hereof, the Credit Support Parties (as defined in Section 5 hereof) listed on the signature pages hereof, and is made with reference to that certain Credit Agreement dated as of December 11, 1997, as amended as of July 31, 1998 and February 8, 1999 (the "CREDIT AGREEMENT"), by and among SAC Automotive, Inc., Company, Lenders, Administrative Agent and Syndication Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                    RECITALS

            WHEREAS, SAC Automotive, Inc., Company, Lenders, Administrative Agent and Syndication Agent entered into the Credit Agreement on December 11, 1997;

            WHEREAS, on December 11, 1997 SAC Automotive, Inc. merged with and into Company;

            WHEREAS, as of July 31, 1998 and as of February 8, 1999, Company, Lenders and Agents amended the Credit Agreement in certain respects;

            WHEREAS, Company and Lenders desire to amend the Credit Agreement to modify certain definitions, amend certain financial covenants and make certain other changes as set forth below; and

            WHEREAS, Company has informed Agents and Lenders that it desires to repurchase $5.0 million of the Senior Subordinated Notes (the "Repurchase").

            NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

            SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT

            1.1 AMENDMENT TO SECTION 1.1: DEFINITIONS

            A. Subsection 1.1 of the Credit Agreement is hereby amended by adding the following definition:

            "BANK ONE" means Bank One, NA (formerly the First National Bank of Chicago).

The Credit Agreement is further amended by substituting the term `Bank One' for the term `FNBC' wherever it appears.

            B. The definition of Consolidated Fixed Charges set forth in subsection 1.1 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

            "CONSOLIDATED FIXED CHARGES" means, for any period, the sum (without duplication) of the amounts for such period of (i) Consolidated Interest Expense and (ii) scheduled principal payments after the Closing Date in respect of Consolidated Total Debt minus total interest income of Company and its Subsidiaries, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

            C. The definition of Consolidated Net Worth set forth in subsection
1.1 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

            "CONSOLIDATED NET WORTH" means, as at any date of determination, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficits) of Company and its Subsidiaries on a consolidated basis determined in conformity with GAAP and before giving effect to (i) any adjustment pertaining to carryover or predecessor basis accounting, such adjustment not to exceed $7,500,000, that may be required by Accounting Principles Board Opinions Nos. 16 and 17 (or any similar adjustment required by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or a similar authoritative body) as a result of the Acquisition or (ii) any impairment in value pertaining to goodwill or other intangible assets that may be required by the rules, regulations, pronouncements and opinions of the Financial Accounts Standards Board or a similar authoritative body.

            D. The definition of Consolidated Total Debt set forth in subsection
1.1 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

            "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, provided, however, for purposes of calculating the Consolidated Leverage Ratio (for purposes of subsection 7.6B), Consolidated Total Debt shall mean the balance sheet amount of all such Indebtedness minus the aggregate amount of Cash and Cash Equivalents of Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, that is on deposit with one or more Lenders.

            1.2 AMENDMENT TO SECTION 2.2: INTEREST ON THE LOANS

            A. Subsection 2.2A(i)(a)(II) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

      (II) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus the Eurodollar Rate Margin set forth in the table below opposite the Consolidated Leverage Ratio for the four-fiscal quarter period for which the applicable Margin Determination Certificate has been delivered pursuant to subsection 6.1(iv):

                 CONSOLIDATED          APPLICABLE         APPLICABLE BASE
                LEVERAGE RATIO   EURODOLLAR RATE MARGIN     RATE MARGIN
                ---------------------------------------------------------
Greater than
or equal to         4.00:1               2.50%                 1.75%

Greater than
or equal to         3.50:1
but less than       4.00:1               2.25%                 1.50%

Greater than
or equal to         3.00:1
but less than       3.50:1               2.00%                 1.25%

Greater than
or equal to         2.50:1
but less than       3.00:1               1.75%                  .75%

Less than           2.50:1               1.50%                  .50%

            B. Subsection 2.2A(i)(b)(II) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefore:

      (II) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus the Eurodollar Rate Margin set forth in the table below opposite the Consolidated Leverage Ratio for the four-fiscal quarter period for which the applicable Margin Determination Certificate has been delivered pursuant to subsection 6.1(iv):

                 CONSOLIDATED           APPLICABLE        APPLICABLE BASE
                LEVERAGE RATIO   EURODOLLAR RATE MARGIN     RATE MARGIN
                ---------------------------------------------------------
Greater than
or equal to         4.00:1               2.75%                 2.00%

Greater than
or equal to         3.50:1
but less than       4.00:1               2.50%          `      1.75%

Greater than
or equal to         3.00:1
but less than       3.50:1               2.25%                 1.50%

Greater than
or equal to         2.50:1
but less than       3.00:1               2.00%                 1.00%

Less than           2.50:1               1.75%                  .75%

            1.3 AMENDMENT TO SECTION 2.3: FEES

            A. Subsection 2.3A of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefore:

      A. COMMITMENT FEES. Company agrees to pay to Administrative Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitments over the aggregate principal amount of outstanding Revolving Loans (but not including any outstanding Swing Line Loans) and Letter of Credit Usage multiplied by the commitment fee percentage set forth in the table below opposite the Consolidated Leverage Ratio for the four-fiscal quarter period for which the applicable Margin Determination Certificate has been delivered pursuant to subsection 6.1(iv):

                 CONSOLIDATED      COMMITMENT
                LEVERAGE RATIO   FEE PERCENTAGE
                -------------------------------
Greater than
or equal to        4.00:1.00          0.50%

Greater than
or equal to        3.50:1.00
but less than      4.00:1.00          0.45%

Greater than
or equal to        3.00:1.00
but less than      3.50:1.00          0.40%

Greater than
or equal to        2.50:1.00
but less than      3.00:1.00         0.375%

Less than          2.50:1.00          0.35%

such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date, and on the Commitment Termination Date. Upon delivery of the Margin Determination Certificate by Company to Administrative Agent pursuant to subsection 6.1(iv), the applicable commitment fee percentage shall automatically be adjusted in accordance with such Margin Determination Certificate, such adjustment to become effective on the next succeeding Business Day following the receipt by Administrative Agent of such Margin Determination Certificate; provided that in the event that Company fails to deliver a Margin Determination Certificate timely in accordance with the provisions of subsection 6.1(iv), from the time such Margin Determination Certificate should have been delivered until such date as such a Margin

Determination Certificate is actually delivered, the applicable commitment fee percentage shall be the maximum percentage amount set forth above per annum.

            1.4 AMENDMENT TO SECTION 7.6: FINANCIAL COVENANTS

            A. Subsection 7.6A of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

      A. MINIMUM FIXED CHARGE COVERAGE RATIO. Company shall not permit the ratio of (i) Consolidated EBITDA to (ii) Consolidated Fixed Charges for any consecutive four-Fiscal Quarter period ending on the dates set forth below to be less than the correlative ratio indicated:


                                     MINIMUM CONSOLIDATED FIXED
   FISCAL QUARTER ENDING DATE          CHARGE COVERAGE RATIO
---------------------------------------------------------------
June 30, 2001                                   2.00
September 30, 2001                              1.50
December 31, 2001                               1.50
March 31, 2002                                  1.50
June 30, 2002                                   1.50
September 30, 2002                              1.50
December 31, 2002                               1.50
March 31, 2003                                  1.50
June 30, 2003                                   1.50
September 30, 2003                              1.50
December 31, 2003                               1.75
March 31, 2004                                  1.75
June 30, 2004                                   2.00
September 30, 2004 and thereafter               2.00

            B. Subsection 7.6B of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

      B. MAXIMUM LEVERAGE RATIO. Company shall not permit the Consolidated Leverage Ratio at any of the dates set forth below to exceed the correlative ratio indicated:

              DATE                   MAXIMUM CONSOLIDATED LEVERAGE RATIO
------------------------------------------------------------------------
June 30, 2001                                         3.75
September 30, 2001                                    4.50
December 31, 2001                                     4.00
March 31, 2002                                        3.75
June 30, 2002                                         3.50
September 30, 2002 and thereafter                     3.50


            C. Subsection 7.6C of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

      C. MINIMUM CONSOLIDATED EBITDA. Company shall not permit Consolidated EBITDA for the consecutive four-Fiscal Quarter period ending on the date indicated below to be less than the correlative amount indicated:

   FISCAL QUARTER ENDING DATE        MINIMUM CONSOLIDATED EBITDA
----------------------------------------------------------------
                                            $ in millions
June 30, 2001                                     25
September 30, 2001                                25
December 31, 2001                                 25
March 31, 2002                                    25
June 30, 2002                                   25.5
September 30, 2002                                26
December 31, 2002                               26.5
March 31, 2003                                    27
June 30, 2003                                   27.5
September 30, 2003                                28
December 31, 2003                                 29
March 31, 2004                                    30
June 30, 2004                                     31
September 30, 2004 and thereafter                 32

            D. Subsection 7.6D of the Credit Agreement is hereby amended by adding the following at the end thereof:

            "In addition, Company, for each Fiscal Quarter ending on and after June 30, 2001, shall not permit Consolidated Net Worth to be less than $55 million plus the sum of 50% of Consolidated Net Income (if positive) for each Fiscal Year commencing with the Fiscal Year ending on December 31, 2001."

            1.5 AMENDMENT TO SCHEDULES AND EXHIBITS

            A. Schedule 5.1 is hereby amended to read as set forth in Schedule
5.1 hereto.

            B. The form of Compliance Certificate attached to the Credit Agreement as Exhibit VII is hereby amended to read as set forth as Exhibit VII hereto.

            SECTION 2. CONSENT REGARDING REPURCHASE OF SUBORDINATED NOTES

            A. At the request of Company, the undersigned Lenders, constituting Requisite Lenders under the Credit Agreement, hereby consent to the Repurchase; provided that (1) no more than $5.0 million face amount of the Senior Subordinated Notes shall be repurchased by Company; (2) the Consolidated Leverage Ratio calculated (as required for purposes of subsection 7.6B of the Credit Agreement) on a pro forma basis giving effect to the Repurchase is less than 3.50:1; (3) the difference between the lesser of the Revolving Loan Commitments then in effect and the Borrowing Base, as shown by the Borrowing Base Certificate most recently delivered to Administrative Agent, and the Total Utilization of Revolving Loan Commitments, on a pro forma basis giving effect to the Repurchase, is no less than $20 million; (4) immediately after completion of the Repurchase and after giving effect thereto, no Event of Default or Potential Event of Default shall have occurred and be continuing; and (5) Company has delivered a certificate demonstrating compliance with conditions (2), (3) and
(4) of this Section 2A.

            B. Without limiting the generality of the provisions of subsection
10.6 of the Credit Agreement, the consent set forth herein shall be limited precisely as written and is provided solely for the purpose of permitting Company to effect the Repurchase on the terms and conditions hereinabove set forth without violating the provisions of subsection 7.5 of the Credit Agreement, and this Consent does not constitute, nor should it be construed as, a waiver of compliance by Company with respect to (i) subsection 7.5 of the Credit Agreement in any other instance or (ii) any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein (whether in connection with the Repurchase or otherwise).

            SECTION 3. CONDITIONS TO EFFECTIVENESS

Sections 1 and 2 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "THIRD AMENDMENT EFFECTIVE DATE"):

            A. On or before the Third Amendment Effective Date, Company shall deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Third Amendment Effective Date:

                  1. A Certificate, dated as of the Third Amendment Effective Date, of its corporate secretary or an assistant secretary, stating that there has been no amendment to its Certificate of Incorporation or Bylaws since the Closing Date or, if the Certificate of Incorporation or Bylaws have been amended, attaching copies of such amendment and certifying them as being true and correct copies;

                  2. Resolutions of its Board of Directors approving and authorizing the execution, delivery, and performance of this Amendment, certified as of the Third Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

                  3. Good standing certificates of each Loan Party from its state of organization;

                  4. Signature and incumbency certificates of its officers executing this Amendment; and

                  5. Executed copies of this Amendment.

            B. On the Third Amendment Effective Date, Company shall deliver to each Lender that has executed and delivered this Amendment by such date, an amendment fee equal to .20% of the sum of such Lender's Revolving Loan Commitment and the outstanding amount of such Lender's Term Loans (after giving effect to the prepayment of the Term Loans pursuant to Section 3E hereof).

            C. On or before the Third Amendment Effective Date, Company shall deliver such other fees as agreed to by Administrative Agent and Company.

            D. On or before the Third Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and their counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

            E. On or before the Third Amendment Effective Date, Company shall prepay the Term Loans in accordance with subsection 2.4B(i) of the Credit Agreement in an amount not less that $10 million.

            SECTION 4. COMPANY'S REPRESENTATIONS AND WARRANTIES

            In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company represents and warrants to each Lender that the following statements are true, correct and complete:

            A. CORPORATE POWER AND AUTHORITY. Company has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "AMENDED AGREEMENT").

            B. AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Amendment and the performance of the Amended Agreement as so amended have been duly authorized by all necessary corporate action on the part of Company.

            C. NO CONFLICT. The execution and delivery by Company of this Amendment and the performance by Company of the Amended Agreement as so amended do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries,
(iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than Permitted Encumbrances), or (iv) require any approval of stockholders of Company or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries.

            D. GOVERNMENTAL CONSENTS. The execution and delivery by Company of this Amendment and the performance by Company of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

            E. BINDING OBLIGATION. This Amendment has been duly executed and delivered by Company and the Amended Agreement is the legally valid and binding obligation of Company, enforceable against Company in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

            F. INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Third Amendment Effective Date to the same extent as though made on and as of that date, after giving effect to any modifications to the Loan Documents on or prior to the date hereof, except to the extent such representations and warranties (including the Schedules referred to in Section 5 of the Credit Agreement) specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

            G. ABSENCE OF DEFAULT. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

            SECTION 5. ACKNOWLEDGEMENT AND CONSENT

            Holdings and Subsidiary Guarantors are parties to certain Guaranties and certain Collateral Documents specified in the Credit Agreement, in each case as amended through the Third Amendment Effective Date, pursuant to which Holdings and each Subsidiary Guarantor have (i) guarantied the Obligations and
(ii) created liens in favor of Administrative Agent on certain Collateral to secure the obligations of each such party under the applicable Guaranty of such party. Holdings and Subsidiary Guarantors are collectively referred to herein as the "CREDIT SUPPORT Parties", and the Guaranties and Collateral Documents referred to above are collectively referred to herein as the "CREDIT SUPPORT DOCUMENTS".

            Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendments of the Credit Agreement effected pursuant to this Amendment. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all "Obligations," "Guarantied Obligations" and "Secured Obligations," as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "Obligations," "Guarantied Obligations" or "Secured Obligations," as the case may be, in respect of the Amended Agreement.

            Each Credit Support Party acknowledges and agrees that the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Third Amendment Effective Date to the same extent as though made on and as of that date, after giving effect to any modifications to the Loan Documents on or prior to the date hereof, except to the extent such representations and warranties (including the Schedules referred to in Section 5 of the Credit Agreement and the Credit Support Documents) specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

            Each Credit Support Party acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

            SECTION 6. MISCELLANEOUS

            A. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

            (i) On and after the Third Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

            (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

            (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of either Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

            B. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

            C. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

            D. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment (other than the provisions of Sections 1 and 2 hereof, the effectiveness of which is governed by
Section 3 hereof) shall become effective upon the execution of a counterpart hereof by Company, Requisite Lenders and each of the Credit Support Parties and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.



                                     COMPANY

                                     STANADYNE CORPORATION


                                     By: /s/ Stephen S. Langin
                                         ---------------------------------------
                                         Stephen S. Langin
                                         Vice President and Chief Financial
                                         Officer

                                     Notice Address:

                                         Stanadyne Corporation
                                         92 Deerfield Road
                                         Windsor, Connecticut 06095



                                     AGENTS

                                     CREDIT SUISSE FIRST BOSTON,

                                     Individually and as Syndication Agent


                                     By: /s/ Dana Klein
                                         ---------------------------------------
                                         Dana F. Klein
                                         Director



                                     BANK ONE, NA,

                                     Individually and as Administrative Agent


                                     By: /s/ Krista J. Flynn
                                         ---------------------------------------
                                         Krista J. Flynn
                                         Vice President

                                        LENDERS


                                     ABN AMRO BANK N.V.


                                     By: /s/ K. Daniel Streiff
                                         ---------------------------------------
                                         K. Daniel Streiff
                                         Group Vice President


                                     By: /s/ W. Fischer
                                         ---------------------------------------
                                         W.P. Fischer
                                         Senior Vice President



                                     BANK OF SCOTLAND


                                     By: /s/ Joseph Fratus
                                         ---------------------------------------
                                         Joseph Fratus
                                         Vice President



                                     DRESDNER BANK AG
                                     NEW YORK AND GRAND CAYMAN BRANCHES


                                     By: /s/ Gabriela E. Fields
                                         ---------------------------------------
                                         Gabriela E. Fields
                                         Associate


                                     By: /s/ Faraaz Kamran
                                         ---------------------------------------
                                         Faraaz Kamran
                                         Associate



                                     EATON VANCE


                                     By: /s/ Scott H. Page
                                         ---------------------------------------
                                         Scott H. Page
                                         Vice President



                                     FLEET NATIONAL BANK


                                     By: /s/ Garth J. Collins
                                         ---------------------------------------
                                         Garth J. Collins
                                         Senior Vice President



                                     NATIONAL CITY BANK


                                     By:
                                         ---------------------------------------

                                     PEOPLE'S BANK


                                     By: /s/ Dante Fazzina
                                         ---------------------------------------
                                         Dante S. Fazzina
                                         Its, Vice President



                                     SENIOR DEBT PORTFOLIO


                                     BY: BOSTON MANAGEMENT AND
                                         RESEARCH, as Investment Advisor


                                     By: /s/ Scott H. Page
                                         ---------------------------------------
                                         Scott H. Page
                                         Vice President



                                     THE BANK OF NEW YORK


                                     By: /s/ M.A. White
                                         ---------------------------------------
                                         Melinda A. White
                                         Vice President



                                     VAN KAMPEN CLO I, LIMITED

                                     BY: VAN KAMPEN MANAGEMENT INC. as
                                         Collateral Manager


                                     By:
                                         ---------------------------------------

                                     CREDIT SUPPORT PARTIES

                                     (FOR PURPOSES OF SECTION 5 ONLY)



                                     PRECISION ENGINE PRODUCTS CORP.


                                     By:    /s/ Stephen S. Langin
                                            ------------------------------------
                                            Stephen S. Langin
                                     Title: Vice President and CFO
                                            ------------------------------------



                                     STANADYNE AUTOMOTIVE HOLDING CORP.



                                     By:    /s/ Stephen S. Langin
                                            ------------------------------------
                                            Stephen S. Langin
                                     Title: Vice President and CFO
                                            ------------------------------------